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                                                                     Exhibit 5.1

                      [Form of Opinion on K&L Letterhead]


                              _________  __, 1999


World Wrestling Federation Entertainment, Inc.
1241 East Main Street
Stamford, CT  06902

     Re:  Registration Statement on Form S-1 (File No. 333-84327)
          -------------------------------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to World Wrestling Federation Entertainment, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (File No. 333-84327) filed with the Securities and Exchange Commission by the Company on August 3, 1999 and amended on September 9, 1999 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 11,500,000 shares (the "Shares") of the Company's Class A Common Stock, $.01 par value (the "Common Stock"), including up to 1,500,000 Shares that Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wit Capital Corporation (the "Underwriters") will have an option to purchase from the Company solely for the purpose of covering over-allotments, if any.

          We are familiar with the Registration Statement. We have examined (i) the Company's Restated Certificate of Incorporation, as amended to date; (ii) the Company's By-laws; (iii) the Company's proposed Amended and Restated Certificate of Incorporation (the "New Certificate") in the form in which it is to be approved and adopted by the stockholders of the Company and filed with the Secretary of State of the State of Delaware prior to the consummation of the Offering; (iv) the Company's proposed Amended and Restated By-laws (the "New By-laws") in the form in which they are to be approved by the stockholders of the Company prior to the consummation of the Offering; (v) the form of the resolutions (the "Resolutions") to be adopted by the Board of Directors of the Company with respect to the approval and adoption of the New Certificate and the approval of the New By-laws; and (vi) the form of the consent (the "Consent") to be executed by stockholders of the Company with respect to the approval and adoption of the New Certificate and the approval of the New By-laws. We have also examined such other documents, corporate records, certificates of public officials, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations
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World Wrestling Federation Entertainment, Inc.
_____________ ___, 1999
Page 2


and for purposes of rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, the due execution and delivery of all such documents, and the accuracy and completeness of the records of the Company.

          We are opining herein only as to the applicable laws of the State of Delaware, including the General Corporation Law of the State of Delaware, and as to the federal laws of the United States of America. With respect to the matters concerning the laws of the State of Delaware, we call your attention to the fact that we are not admitted to the Bar of the State of Delaware, and our opinions are based on our reasonable familiarity with Delaware law with respect to the limited matters set forth herein, which we believe is sufficient to enable us to render an informed opinion on the matters set forth herein.

          Based upon and subject to the foregoing and subject to the adoption by the Board of the Directors of the Company of the Resolutions, the execution of the Consent by the holders of the requisite percentage of the Company's capital stock, and the filing of the New Certificate with the Secretary of State of the State of Delaware, we are of the opinion that:

          (a) The Company is validly existing and in good standing under the laws of the State of Delaware.

          (b) The Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."


                                             Yours truly,